Exhibit 10.1

SECOND AMENDMENT

Dated as of March 15, 2012

to

AMENDED AND RESTATED CREDIT AGREEMENT

among

AVIS BUDGET HOLDINGS, LLC,

AVIS BUDGET CAR RENTAL, LLC,
as Borrower,

The Subsidiary Borrowers from Time to Time Parties Hereto,

The Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

DEUTSCHE BANK SECURITIES INC.,
as Syndication Agent,

BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
CITICORP USA, INC,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

and

THE ROYAL BANK OF SCOTLAND PLC,

as Co - Documentation Agents,

Dated as of May 3, 2011

J.P. MORGAN SECURITIES LLC
BANK OF AMERICA MERRILL LYNCH
BARCLAYS CAPITAL
DEUTSCHE BANK SECURITIES

as Joint Lead Arrangers and Bookrunners

SECOND AMENDMENT

This Second Amendment, dated as of March 15, 2012 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of May 3, 2011 ( as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among others, AVIS BUDGET HOLDINGS, LLC (“Holdings”), AVIS BUDGET CAR RENTAL, LLC (the “Borrower”), the subsidiary borrowers from time to time parties thereto, JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”; and together with the other agents named therein, the “Agents”) and the several lenders from time to time parties thereto (the “Lenders”). J.P. MORGAN SECURITIES LLC, BANK OF AMERICA MERRILL LYNCH, BARCLAYS CAPITAL, DEUTSCHE BANK SECURITIES are acting as joint lead arrangers and bookrunners in connection with this Amendment and the Tranche C Term Loans referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Credit Agreement be amended to provide for a new tranche of term loans (the “Tranche C Term Loans”) to replace and refinance the existing Original Term Loans (the “Outstanding Term Loans”) and certain other Indebtedness of the Borrower;

WHEREAS, a portion of the Tranche C Term Loans is intended to be Replacement Term Loans, as contemplated in paragraph (b) of Section 10.1 of the Credit Agreement, and the proceeds of such Tranche C Term Loans will be used to repay in full the outstanding principal amount of the Outstanding Term Loans;

WHEREAS, the remaining portion of the Tranche C Term Loans are intended to be Incremental Term Loans, as contemplated in Section 2.23 of the Credit Agreement, and this Amendment shall be deemed to be an Incremental Commitment Agreement;

WHEREAS, each existing Original Term Lender that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and agrees in connection therewith to continue all (or, at the Lead Arranger’s (as defined below) election, part) of its outstanding Original Term Loans as Tranche C Term Loans (such continued Term Loans, the “Continued Original Term Loans”, and such Lenders, the “Continuing Original Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all (or, at the Lead Arranger’s election, part) of its existing Original Term Loans outstanding on the Amendment Effective Date (as defined below), as Tranche C Term Loans in a principal amount equal to the aggregate principal amount of such Continued Original Term Loans;

WHEREAS, each existing Tranche B Term Lender that executes and delivers a Lender Addendum and agrees in connection therewith, to continue that portion of their Tranche B Term Loans that would otherwise have been prepaid with the proceeds of the Tranche C Term Loans (or, at the Lead Arranger’s election, any such lesser amount), as Tranche C Term Loans, in lieu of prepayment of their Tranche B Term Loans (such continued Term Loans, the “Continued Tranche B Term Loans”; collectively, with the Continued Original Term Loans, the “Continued Term Loans” and such Lenders, the “Continuing Tranche B Term Lenders”; collectively with the Continuing Original Term Lenders, the

“Continuing Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue that portion of their Tranche B Term Loans (together with the existing Original Term Loans, the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) that would otherwise have been prepaid with the proceeds of the Tranche C Term Loans (or, at the Lead Arranger’s election, any such lesser amount) outstanding on the Amendment Effective Date, as Tranche C Term Loans in a principal amount equal to the aggregate principal amount of such Continued Tranche B Term Loans;

WHEREAS, Existing Term Lenders that do not become Continuing Term Lenders as contemplated by the preceding recital shall not (unless the Lead Arranger otherwise consents) otherwise be permitted to become a Tranche C Term Lender (as defined below);

WHEREAS, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees in connection therewith to make a Tranche C Term Loan (collectively, the “Additional Tranche C Term Lenders”) will thereby (i) agree to the terms of this Amendment, (ii) agree to all provisions of the Credit Agreement, as amended hereby, and to become a party to the Credit Agreement as a Lender and (iii) commit to provide Tranche C Term Loans to the Borrower on the Amendment Effective Date (the “Additional Tranche C Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Tranche C Term Lender.  The aggregate principal amount of the Tranche C Term Loans (including any Continued Term Loans) shall be $500,000,000 or such greater amount to be agreed among the Borrower, the Administrative Agent and the Tranche C Term Lenders; and

WHEREAS, the Continuing Term Lenders and the Additional Tranche C Term Lenders (collectively, the “Tranche C Term Lenders”) are severally willing to continue their Existing Term Loans as Tranche C Term Loans and/or to make Tranche C Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment; and

WHEREAS, as permitted by Section 10.1 and Section 2.23 of the Credit Agreement, the Tranche C Term Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein, without additional consent or approval of the other Lenders;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.

SECTION 2. Tranche C Term Loans.

(a) Subject to the terms and conditions set forth herein:

(i) each Continuing Term Lender agrees to continue all or part of its Existing Term Loans as Tranche C Term Loans on the date requested by the Borrower to be the Amendment Effective Date in a principal amount up to the amount of such Continuing Term Lender’s Tranche C Term Commitment (as defined below);

(ii) each Additional Tranche C Term Lender agrees to make an Additional Tranche C Term Loan on the Amendment Effective Date to the Borrower in a principal amount equal to its Tranche C Term Commitment; and

(iii) each Additional Tranche C Term Lender that is also a Continuing Term Lender agrees to make an Additional Tranche C Term Loan on the Amendment Effective Date to the Borrower in a principal amount equal to the excess of (x) such Additional Tranche C Term Lender’s Tranche C Term Commitment over (y) the aggregate principal amount of its Existing Term Loans continued as Tranche C Term Loans (such Additional Tranche C Term Loans, the “Supplemental Tranche C Term Loans”; the commitment of any Continuing Term Lender with respect thereto, its “Supplemental Tranche C Term Commitment”).

For the avoidance of doubt, the Existing Term Loans of a Continuing Original Term Lender must be continued in whole and may not be continued in part unless approved by J.P. Morgan Securities LLC (the “Lead Arranger”).

(b) For purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and a Tranche C Term Lender as of the Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the Amendment Effective Date, a Lender Addendum in its capacity as a Tranche C Term Lender. The Borrower shall give notice to the Administrative Agent of the proposed Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each existing Original Term Lender and each Additional Tranche C Term Lender thereof.

(c) Each Additional Tranche C Term Lender will make its Tranche C Term Loan on the Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.2 of the Credit Agreement (as amended hereby), an amount equal to such Lender’s Tranche C Term Commitment (or, in the case of any Additional Tranche C Term Lender that is also a Continuing Term Lender, its Supplemental Tranche C Term Commitment).  The Tranche C Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Sections 2.2 and 2.12 of the Credit Agreement (as amended by this Amendment). Upon continuation, the Continued Term Loans shall be either continued as, or converted to, ABR Loans, as applicable and each Continuing Term Lender hereby agrees to waive any costs described in Section 2.20 of the Credit Agreement incurred by such Lender to the extent they may arise in connection with this Amendment or the transactions contemplated thereby. For avoidance of doubt, Additional Tranche C Term Loans shall be made as ABR Loans on the Amendment Effective Date.

(d) The “Tranche C Term Commitment”:

(i) of any Continuing Original Term Lender (that is not also an Additional Tranche C Term Lender) will be the aggregate principal amount of its Original Term Loans as set forth in the Register as of the Amendment Effective Date (or, if less, as allocated to it by the Administrative Agent and notified to it on or prior to the Amendment Effective Date), which shall be continued as an equal principal amount of Tranche C Term Loans;

(ii) of any Continuing Tranche B Term Lender (that is not also an Additional Tranche C Term Lender) will be the portion of its Tranche B Term Loans that would otherwise have been prepaid pro rata with the proceeds of the Tranche C Term Loans as set forth in the Register as of the Amendment Effective Date (or, if less, as allocated to it by the Administrative Agent and notified to it on or prior to the Amendment Effective Date), which shall be continued as an equal principal amount of Tranche C Term Loans;

(iii) of any Additional Tranche C Term Lender (that is not also a Continuing Term Lender) will be such amount (not exceeding any commitment offered by such Additional Tranche C Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Amendment Effective Date; and

(iv) of any Additional Tranche C Term Lender (that is also a Continuing Term Lender) will be (x) the aggregate principal amount of its Existing Term Loans as set forth in the Register as of the Amendment Effective Date plus (ii) such additional amount (not exceeding any commitment offered by such Additional Tranche C Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Amendment Effective Date.

(e) The commitments of the Additional Tranche C Term Lenders and the continuation undertakings of the Continuing Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its Tranche C Term Loans.

(f) The obligation of each Tranche C Term Lender to make or acquire by continuation Tranche C Term Loan on the Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 7 of this Amendment.

(g) The continuation of Continued Term Loans may be implemented pursuant to other procedures specified by the Lead Arranger, including by repayment of Continued Term Loans of a Continuing Term Lender followed by a subsequent assignment to it of Tranche C Term Loans in the same amount.

SECTION 3. Amendments to Section 1.1 (Defined Terms).  Section 1.1 of the Credit Agreement is hereby amended by:

(a) deleting the following definitions in their entirety: “Original Term Commitment”, “Original Term Facility”, “Original Term Lender”, “Original Term Loans”, “Original Term Loan Maturity Date” and “Original Term Percentage”.

(b) adding the following new definitions in the appropriate alphabetical order:

 “Second Amendment”: the Second Amendment to this Agreement, dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date”: the “Amendment Effective Date”, as defined in the Second Amendment, which date is March 15, 2012.

“Tranche C Term Facility”: as defined in the definition of “Facility”.

“Tranche C Term Commitment”: as defined in the Second Amendment. The original aggregate amount of the Tranche C Term Commitment is $500,000,000.”

 “Tranche C Term Lender”: each Lender that has a Tranche C Term Commitment or holds a Tranche C Term Loan.

“Tranche C Term Loan”: a Loan made pursuant to a Tranche C Term Commitment.

“Tranche C Term Percentage”:  as to any Tranche C Term Lender at any time, the percentage which such Lender’s Tranche C Term Commitment then constitutes of the aggregate Tranche C Term Commitments (or, at any time after the Second Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

“Tranche C Term Loan Maturity Date”: March 15, 2019.

(c) amending the definition of “ABR” by inserting the following proviso at the end of the first proviso thereof: “provided, further, that the ABR applicable to any Tranche C Term Loan shall, in any event, be at all times no less than 2.00%.”

(d) amending the definition of  “Applicable Margin” by deleting sub-clause (i) from clause (a) thereof and inserting in lieu thereof the following sub-clause (i): “(i) with respect to Tranche C Term Loans, (x) 2.25%  in the case of ABR Loans and (y) 3.25% in the case of Eurocurrency Loans,”

(e) deleting the term “Original Term Loans” from the following definitions and in each case, inserting in lieu thereof “Tranche C Term Loans”:  “Aggregate Exposure” and “Reinvestment Deferred Amount”.

(f) amending the definition of “Commitment” by deleting the term “Original Term Commitment” and inserting in lieu thereof “Tranche C Term Commitment”.

(g) amending the definition of “Eurocurrency Rate” by deleting from the second proviso thereof the first clause beginning with the words “the Eurocurrency Rate applicable to any Original Term Loans” and ending with the word “and” and inserting the following immediately before the period at the end of such second proviso: “and the Eurocurrency Rate applicable to any Tranche C Term Loan shall, in any event, be at all times no less than 1.00%.”.

(h) amending the definition of “Facility” by deleting sub-clause (i) from clause (a) thereof and inserting in lieu thereof the following sub-clause (i): “(i) the Tranche C Term Commitments and the Tranche C Term Loans made thereunder (the “Tranche C Term Facility”)”.

(i) amending the definition of “Loan Documents” by inserting “, the Second Amendment” immediately after the words “this Agreement”.

(j) amending the definition of “Required Lenders” by deleting sub-clause (x) from clause (i) thereof and inserting in lieu thereof the following sub-clause (x): “(x) the aggregate unpaid principal amount of the Tranche C Term Loans then outstanding”.

(k)  replacing the definition of “Revolving Termination Date” with the following new definition:

“Revolving Termination Date”: May 3, 2016.”

(l) replacing the definition of “Term Lenders” with the following new definition:

“Term Lenders”: the collective reference to the Tranche A Term Lenders, the Tranche B Term Lenders and the Tranche C Term Lenders.”

(m) replacing the definition of “Term Loans” with the following new definition:

“Term Loans”: the collective reference to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.”

SECTION 4. Amendment to Section 2 (Amount and Terms of Commitments).

(a) Section 2.1 of the Credit Agreement is hereby replaced with the following new Section 2.1:

“2.1           Term Commitments.  Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a Tranche A Term Loan in Dollars to the Borrower on the Incremental Facilities Closing Date in an amount not to exceed the amount of the Tranche A Term Commitment of such Lender, (b) each Tranche B Term Lender severally agrees to, subject to the terms and conditions set forth in the Incremental Tranche B Term Facility Agreement, make a Tranche B Term Loan in Dollars to the Borrower on the Tranche B Term Facility Funding Date in an amount not to exceed the amount of the Tranche B Term Commitment of such Lender and (c) subject to the terms and conditions of the Second Amendment, each Tranche C Term Lender severally agrees to make a Tranche C Term Loan in Dollars to the Borrower on the Second Amendment Effective Date in an amount not to exceed the amount of the Tranche C Term Commitment of such Lender.  The Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.”

(b) Section 2.2 of the Credit Agreement is hereby amended by replacing paragraph (a) thereof with the following new paragraph (a):

“(a) Subject to the terms and conditions in the Second Amendment, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (i) 12:00 Noon, New York City time, three Business Days prior to the anticipated Second Amendment Effective Date, in the case of Eurocurrency Loans, or (ii) 10:00 A.M., New York City time, on the day of the anticipated Second Amendment Effective Date, in the case of ABR Loans) requesting that the Tranche C Term Lenders make the Tranche C Term Loans on the Second Amendment Effective Date and specifying the amount to be borrowed.  Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche C Term Lender thereof.   Not later than 12:00 Noon, New York City time, on the Second Amendment Effective Date, each Tranche C Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche C Term Loan to be made by such Lender.  The Administrative

Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche C Term Lenders in immediately available funds.”

(c) Section 2.3 of the Credit Agreement is hereby amended by replacing paragraph (a) thereof with the following new paragraph (a):

“(a)  Tranche C Term Loans shall be repayable in installments on each March 31, June 30, September 30 and December 31 of each year, commencing with June 30, 2012, and ending with the Tranche C Term Loan Maturity Date, in an aggregate principal amount equal to (i) in the case of each such installment due prior to the Tranche C Term Loan Maturity Date, 0.25% of the aggregate principal amount of Tranche C Term Loans made on the Second Amendment Effective Date and (ii) in the case of the installment due on the Tranche C Term Loan Maturity Date, the entire remaining balance of the Tranche C Term Loans, subject to reduction pursuant to Section 2.17(b).”

(d) Section 2.10 of the Credit Agreement is hereby amended by:

(i)  inserting at the end of the first parenthetical of paragraph (a) thereof the following immediately after the words “paragraph (b) below”: “and in the case of “Tranche C Term Loans as otherwise provided in paragraph (c) below”;

 (ii) inserting the following new paragraph (c):

“(c)           Any (i) optional prepayment of the Tranche C Term Loans using proceeds of any Indebtedness incurred by the Borrower for which, the interest rate payable thereon on the date of such prepayment is lower than the Eurocurrency Rate on the date of such prepayment plus the Applicable Margin with respect to the Tranche C Term Loans on the date of such prepayment with the primary purpose of refinancing Tranche C Term Loans at a lower interest rate or (ii) repricing of the Tranche C Term Loans pursuant to an amendment to this Agreement resulting in the interest rate payable thereon on the date of such amendment being lower than the Eurocurrency Rate on the date immediately prior to such amendment plus the Applicable Margin with respect to the Tranche C Term Loans on the date immediately prior to such amendment, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment (or, in the case of clause (ii) above, of the aggregate amount of Tranche C Term Loans outstanding immediately prior to such amendment) if made on or prior to the first anniversary of the Second Amendment Effective Date. Such fee shall be paid by the Borrower to the Administrative Agent for the account of the Tranche C Term Lenders on the date of such prepayment or amendment (as the case may be).”

(e) Section 2.17 of the Credit Agreement is hereby amended by deleting the term “Original Term Loans” in the second sentence of paragraph (b) thereof and inserting in lieu thereof “Tranche C Term Loans”.

SECTION 5. Amendment to Section 4 (Representations and Warranties).   Section 4.15 of the Credit Agreement is hereby amended by:

(a) deleting the first sentence thereof in its entirety; and

(b) inserting the following sentence at the end of the last sentence thereof:

“The proceeds of Tranche C Term Loans shall be used only (i) to repay the existing Indebtedness of the Borrower and its Subsidiaries and (ii) to pay costs and expenses related to the Second Amendment.”

SECTION 6. Representations and Warranties.  On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates that each of the representations and warranties set forth in Section 4 of the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects except to the extent that such representations and warranties expressly relate solely to a specific earlier date, and except for any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect,” or similar language, in which case the Borrower hereby confirms, reaffirms and restates that such representations and warranties are true and correct in all respects.

SECTION 7. Conditions to Effectiveness.  This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received (i) a counterpart of this Amendment, executed and delivered by a duly authorized officer of Holdings and the Borrower and (ii) a Lender Addendum, executed and delivered by each Tranche C Term Lender.

(b) Each Loan Party shall reaffirm by executing the Guarantee and Collateral Acknowledgement substantially in the form attached hereto as Exhibit A that the Tranche C Term Loans shall be secured equally and ratably with the existing Loans by the Collateral.

(c) The Borrower shall have delivered all documentation and information as is reasonably requested in writing the Tranche C Term Lenders at least three days prior to the anticipated Amendment Effective Date required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(d) All fees required to be paid to the Administrative Agent and the Tranche C Term Lenders in connection herewith, accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of one firm of counsel) and other compensation due and payable to the Administrative Agent and the Tranche C Term Lenders on or prior to the Amendment Effective Date shall have been paid.

(e)  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Amendment Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(f) The Administrative Agent shall have received an executed legal opinion of Kirkland & Ellis LLP, counsel to the Borrower and its subsidiaries, substantially in the form of Exhibit E to the Credit Agreement, addressed to the Administrative Agent and the Tranche C Term Lender as of the Amendment Effective Date.

(g) The Administrative Agent shall have received a solvency certificate in form and substance reasonably satisfactory to them from a Responsible Officer of the Borrower that shall document the solvency of the Borrower and its Subsidiaries after giving effect to the Tranche C Term Loans.

(h) No Default or Event of Default shall have occurred and be continuing or would result from the Tranche C Term Loans requested to be made or from the application of the proceeds therefrom.

(i)  Each of the representations and warranties set forth in Section 4 of the Credit Agreement (as amended by this Amendment) shall be true and correct in all material respects (and in all respects if any such representation and warranty is qualified by materiality) on and as of the Amendment Effective Date as if made on such date, except to the extent that such representations and warranties expressly relate solely to a specific earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(j) The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower documenting the Borrower’s compliance with the conditions set forth in clauses (h) and (i) above of this Section 7.

SECTION 8. Continuing Effect; No Other Amendments or Consents.

(a)  Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect.  The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 9. Expenses.  The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent in accordance with the terms in the Credit Agreement.

SECTION 10. Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

SECTION 11. GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

By:	AVIS BUDGET HOLDINGS, LLC /s/ David Calabria
Name: David Calabria Title: Vice President and Assistant Treasurer
By:	AVIS BUDGET CAR RENTAL, LLC /s/ David Calabria
Name: David Calabria Title: Vice President and Assistant Treasurer

By:	JPMORGAN CHASE BANK, N.A., as Administrative Agent /s/ Richard W. Duker
Name: Richard W. Duker Title: Managing Director

EXHIBIT A

Form of Guarantee and Collateral Acknowledgement

March 15, 2012

Reference is made to the Amended and Restated Credit Agreement dated as of May 3, 2011 (as amended from time to time, the “Credit Agreement”) among others Avis Budget Car Rental, LLC, the Lenders and other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.  Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreement.

Each of the parties hereto hereby acknowledges and consents to Second Amendment, dated as of March 15, 2012 (the “Amendment”) to the Credit Agreement and agrees with respect to each Loan Document to which it is a party:

(a)           all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to the Amendment and its guarantee, if any, of the obligations, liabilities and indebtedness of the other Loan Parties under the Credit Agreement shall extend to and cover the Tranche C Term Loans provided pursuant to the Amendment and interest thereon and fees and expenses and other obligations in respect thereof and in respect of commitments related thereto; and

(b)           all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees, if any, in the Loan Documents, including, without limitation, the obligations under the Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Collateral Acknowledgement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

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By:
Name:
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